                                                                   EXHIBIT 10.2

                           CROSS INDEMNITY AGREEMENT

         THIS CROSS INDEMNITY AGREEMENT (this "AGREEMENT"), is made and entered into as of the 18th day of August, 1997 by BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO ("BANCOMER") in favor of the Benefited Parties (as hereinafter defined), and by C.R. RESORTS CANCUN, S. DE R.L. DE C.V. ("RAINTREE CANCUN") and C.R. RESORTS PUERTO VALLARTA, S. DE R.L. DE C.V. ("RAINTREE PUERTO VALLARTA") in favor of Bancomer.

                                    RECITALS

         A. Any capitalized terms used in the following Recitals and not defined therein are defined in the body of this Agreement.

         B. Prior to the consummation of the Transaction (i) PRODEPA was the primary beneficiary of the PRODEPA Trust which held title to certain real property in Puerto Vallarta, Jalisco, Mexico and the improvements thereon, which consist of an international luxury resort hotel currently known as the Westin Regina Puerto Vallarta (the "PUERTO VALLARTA HOTEL") and a vacation ownership interval facilities consisting of 205 timeshare units (the "PUERTO VALLARTA TIMESHARE OPERATION"), and (ii) NIZUC was the primary beneficiary of the NIZUC Trust which held title to certain real property in Cancun, Quintana Roo, Mexico and the improvements thereon, which consist of an international luxury resort hotel currently known as the Westin Regina Cancun (the "CANCUN HOTEL") and a vacation ownership interval facilities consisting of 69 timeshare units (the "CANCUN TIMESHARE OPERATION").

         C. The Trust Agreements provided for the division of the beneficial ownership interests in the above- described properties into "A" beneficial rights, generally consisting of the right to use, occupy and enjoy the timeshare suites for a period of time together with the right to use certain amenities and common areas (the ""A" RIGHTS"), and "B" beneficial rights, consisting of all other rights with respect to the real properties and the improvements thereon as set forth in the Trust Agreements (the ""B" RIGHTS"). PRODEPA held the "B" Rights in the PRODEPA Trust and NIZUC held the "B" Rights in the NIZUC Trust.

         D. The Trust Agreements originally contemplated that all timeshare suites would ultimately be encumbered by the "A" Rights on a sequential basis as follows: PRODEPA or NIZUC would assign the "A" Rights to VDC, and subsequently VDC would assign those "A" Rights to VOC in exchange for memberships in VOC, which VDC would sell to Mexican and foreign entities and individuals. VDC did not transfer "A" Rights to any party other than VOC. All memberships in VOC which were not sold by VDC, and all memberships in VOC which were recovered by VDC from, or returned to VDC by, purchasers have been transferred by VDC to PRODEPA. The Amended PRODEPA Trust accurately reflects the number and identity of timeshare suites within the Puerto Vallarta Timeshare Unit which are subject to "A" Rights, and the Amended NIZUC Trust accurately
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reflects the number and identity of timeshare suites (or units) within the
Cancun Timeshare Unit which are subject to "A" Rights.

         E. Prior to the amendment of the Trust Agreements, each of the Trust Agreements contained certain restrictions and prohibitions which would have prevented, among other things, the transfer of title to any portion of the real property which was the subject thereof and the consummation of the Transaction.

         F. Bancomer, as Trustee of the PRODEPA Trust, acting on the instructions of PRODEPA and with the consent of VOC, caused to be formalized and registered the Puerto Vallarta Condominium Declaration dividing the real property subject to the PRODEPA Trust into two condominium units and a common access area; one unit consists of the Puerto Vallarta Hotel (the "PUERTO VALLARTA HOTEL UNIT"), and one unit consists of the Puerto Vallarta Timeshare Operation (the "PUERTO VALLARTA TIMESHARE UNIT").

         G. Bancomer, as Trustee of the NIZUC Trust, acting on the instructions of NIZUC and with the consent of VOC, caused to be formalized and registered the Cancun Condominium Declaration dividing the real property subject to the NIZUC Trust into two condominium units and a common access area; one unit consists of the Cancun Hotel (the "CANCUN HOTEL UNIT") and one unit consists of the Cancun Timeshare Operation (the "CANCUN TIMESHARE UNIT").

         H. With the consent of VOC in each instance, Bancomer, as Trustee, PRODEPA, and NIZUC amended and restated the Trust Agreements to eliminate any restrictions and prohibitions which would have prevented the closing of the Transaction. The amendments are as set forth in the Amended PRODEPA Trust and the Amended NIZUC Trust.

         I       As contemplated by that Second Amended and Restated Stock
Purchase Agreement dated as of August 18, 1997, between Bancomer, Desarrollos Turisticos Regina, S. de R.L. de C.V (formerly, Desarrollos Turisticos Bancomer, S.A. de C.V.) Club Regina Resorts, Inc. and CR Hotel Acquisition Company, LLC (the "STOCK PURCHASE AGREEMENT"), the parties thereto later executed a series of corporate transactions (including stock sales, mergers, spin-offs of assets and conveyances) as steps in one overall transaction (the "TRANSACTION"). As a result of the Transaction, Starwood Puerto Vallarta became the owner of the Puerto Vallarta Hotel Unit, Raintree Puerto Vallarta became a beneficiary of a trust in which Bancomer, as Trustee, holds title to the Puerto Vallarta Timeshare Unit (the "PUERTO VALLARTA TIMESHARE TRUST"), Starwood Cancun became the owner of the Cancun Hotel Unit, and Raintree Cancun became a beneficiary of a trust in which Bancomer, as Trustee, holds title to the Cancun Timeshare Unit (the "CANCUN TIMESHARE TRUST").

         J. At all times prior to the consummation of the Transaction either, (i) PRODEPA and NIZUC were indirect subsidiaries of Bancomer, or (ii) Bancomer was the majority shareholder of PRODEPA and NIZUC and, in either case, PRODEPA and NIZUC were subject to Bancomer's control. Starwood Puerto Vallarta, Starwood Cancun, Raintree Puerto Vallarta and Raintree Cancun are not directly or indirectly owned by or affiliated with Bancomer.





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
         K. Prior to the consummation of the Transaction, Desarrollos Turisticos Integrales Cabo San Lucas, S.A. de C.V. ("DTI CABO") and Bancomer entered into trust agreement which was amended and restated as set forth in public instrument number 16,531 dated January 29, 1993, granted before Cesar Aramouro Rosas, Esq., Notary Public No. 3 of Baja California Sur, as registered in the Public Registry of Property of San Jose del Cabo, Baja California Sur, Mexico (the "DTI CABO TRUST"). The DTI Cabo Trust contemplated the division of the beneficial interests in the real property that was the subject of the DTI Cabo Trust into "A" Rights and "B" Rights similar to those contemplated in the Trust Agreements. The DTI Cabo Trust contemplated that the "A" Rights would be transferred to parties not identified therein. No such "A" Rights were actually created and transferred under the DTI Cabo Trust. Consequently, Bancomer and DTI Cabo were the only parties required to execute or consent to the declaration of condominium formalized and registered in connection with the Transaction for the real property held under the DTI Cabo Trust under public deed No. 34,708, dated August 12, 1997, granted before Hector Castro Castro, Esq., Notary Public No. 7 of Baja California Sur, Mexico, and the termination of the DTI Cabo Trust pursuant to public instrument number 34,745, dated August 18, 1997, granted before Hector Castro Castro, Esq., Notary Public No. 7 of Baja California Sur, Mexico.

                                   AGREEMENT

         NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bancomer, Raintree Cancun and Raintree Puerto Vallarta intending to be legally bound, hereby severally represent, covenant and agree for themselves and their successors and assigns as follows:

         (1) Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires. All other capitalized terms used herein which are not defined below shall have the meanings as set forth in the Recitals or elsewhere in this Agreement.

                 (a) "Amended NIZUC Trust" means the NIZUC Trust as amended and restated in public instrument number 11,008, dated August 18, 1997, granted before Luis M. Camara Patron, acting as alternate of Notary Public No. 13 of Cancun, Quintana Roo, Mexico, registered in the Public Registry of Property of Cancun, Quintana Roo, Mexico.

                 (b) "Amended PRODEPA Trust" means the PRODEPA Trust as amended and restated in public instrument number 15,181, dated August 18, 1997, granted before Francisco Ruiz Higuera, Esq., acting as alternate of Notary Public No. 3 of Puerto Vallarta, Jalisco, Mexico, registered in the Public Registry of Property of Puerto Vallarta, Jalisco, Mexico.

                 (c) "Benefited Parties" means (i) Starwood Cancun, Starwood Puerto Vallarta, Raintree Cancun, Raintree Puerto Vallarta; (ii) all entities described in Exhibit "A" attached hereto; (iii) all shareholders, partners and members of all such entities described in clauses (i) and (ii) of this subsection 1(c); (iv) all successors and assigns of all parties described in clauses (i), (ii) and (iii) of this subsection 1(c); and (v) the respective directors,





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
officers, agents and employees of all the parties described in classes (i),
(ii), (iii) and (iv) of this subsection 1(c).

                 (d) "Cancun Condominium Declaration" means the Declaration of Condominium formalized under public instrument number 10,973, dated August 11, 1997, registered in the Public Registry of Property of Quintana Roo, Mexico.

                 (e) "Condominium Declarations" means the Puerto Vallarta Condominium Declaration and the Cancun Condominium Declaration.

                 (f) "NIZUC" means Promotora Turistica Nizuc, S. de R.L. de C.V., formerly Promotora Turistica Nizuc, S.A. de C.V.

                 (g) "NIZUC Trust" means that trust as amended and restated pursuant to public instrument number 18,097, dated December 18, 1991 granted before Javier Rajes Carrillo, Esq., alternate Notary Public of Notary Public Office No. 7 of Quintana Roo, Mexico, executed by Bancomer and NIZUC.

                 (h)      "PRODEPA" means Promotora y Desarrolladora Pacifico,
S. de R.L. de C.V., formerly Promotora y Desarrolladora Pacifico, S.A. de C.V.

                 (i) "PRODEPA Trust" means that trust which is public instrument number 8,588 dated November 13, 1991 granted before Francisco Ruiz Higuera, alternate Notary Public of Notary Public Office No. 3 of Puerto Vallarta, Jalisco, Mexico, executed by Bancomer and PRODEPA.

                 (j) "Puerto Vallarta Condominium Declaration" means the Declaration of Condominium formalized under public deed No. 11,924, dated August 8, 1997, granted before Carlos Castro Segundo, Esq., Notary Public No. 5 of Puerto Vallarta, Jalisco, Mexico, registered in the Public Registry of Property of Jalisco, Mexico.

                 (k)      "Starwood Cancun" means Starwood Cancun, S. de R.L.
de C.V.

                 (l) "Starwood Puerto Vallarta" means Starwood Puerto Vallarta, S. de R.L. de C.V.

                 (m)      "Transaction" shall have the meaning as set forth in
Section I of the Recitals hereto.

                 (n) "Trust Agreements" means the PRODEPA Trust and the NIZUC Trust.

                 (o) "VDC" means Vacation Development Corporation of the Americas Limited, a company formed and existing under the laws of the Cayman Islands.

                 (p) "VOC" means Vacation Ownership Club, a California non-profit association.





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
         (2) Representations and Warranties. Bancomer represents and warrants to the Benefited Parties that:

                 (a) The facts set forth in Sections B, C, D, E, F, G, H, J and K of the Recitals hereto are true and correct in all material respects.

                 (b) VOC validly consented to the Condominium Declarations and the Condominium Declarations are enforceable against VOC.

                 (c) The amendments to the Trust Agreements as set forth in the Amended PRODEPA Trust and the Amended NIZUC Trust are valid and enforceable against the parties thereto under all applicable laws of the United States of Mexico and the State of California.

         (3)     Covenants.

                 (a) Raintree Puerto Vallarta, as a beneficiary of the Puerto Vallarta Timeshare Trust, covenants and agrees to comply with the obligations to VOC and its members under the terms and conditions of the Amended PRODEPA Trust.

                 (b) Raintree Cancun, as a beneficiary of the Cancun Timeshare Trust, covenants and agrees to comply with the obligations to VOC and its members under the terms and conditions of the Amended NIZUC Trust.

         (4)     Indemnification.

                 (a) Bancomer hereby covenants and agrees, with and for the benefit of each of the Benefited Parties, to protect, indemnify, reimburse, defend and hold harmless the Benefited Parties, at Bancomer's sole cost and expense, from and against any and all liabilities, losses, suits, proceedings, orders, penalties, fines, settlements, judgments, liens, assessments, claims, demands, damages, injuries, obligations, costs, disbursements, expenses or fees of any kind or nature (including without limitation, attorneys' fees), which may at any time be imposed upon, incurred by or asserted or awarded against my of the Benefited Parties, arising from or growing out of, directly or indirectly: (i) the breach or inaccuracy of any representation or warranty by Bancomer, under this Agreement; (ii) any claim by VOC (or any of its members or prior members), or by any governmental authority of the State of California or the United States of Mexico, that PRODEPA, NIZUC, VDC, Corporacion Mexitur, S.A. de C.V. ("MEXITUR") and/or Bancomer, as Trustee (and/or any subsidiaries of any such entities), failed in any respect to comply with the terms of any of their respective obligations under, either of the Trust Agreements or of any other agreement (whether with or by Bancomer, VDC, PRODEPA, Mexitur and/or NIZUC and/or any subsidiaries of any such entities) with or for the benefit of VOC or any of its members, at any time prior to the closing of the Transaction;
(iii) Bancomer's exercise of its fiduciary responsibilities (or the failure to exercise such responsibilities) pursuant to the Trust Agreements prior to the closing of the Transaction; or (iv) any claim that the board of directors of VOC (or any of its individual members) either (A) lacked the power or authority to authorize or consent to, (B) did not duly authorize or consent to (as a result of conflicts of interest or otherwise), or
(C) breached a fiduciary duty by authorizing or consenting to, the Condominium Declarations, the Amended PRODEPA Trust and/or the Amended NIZUC Trusts, or the transfer of title to all or part of the real property that was held in trust pursuant to the Trust Agreements.

                 (b) Raintree Puerto Vallarta covenants and agrees, at its sole cost and expense, to protect, indemnify, reimburse, defend and hold harmless Bancomer from and against any and all liabilities, losses, suits, proceedings, orders, penalties, fines, settlements, judgments, liens, assessments, claims, demands, damages, injuries, obligations, costs, disbursements, expenses or fees of any kind or nature (including, without limitation, attorneys' fees), which may at any time be imposed upon, incurred by or asserted or awarded against Bancomer, arising from or growing out of, any claims by VOC or its members resulting from the breach of the covenant set forth in Section 3(a), provided, however, that this Agreement shall not obligate Raintree Puerto Vallarta to indemnify Bancomer for, or on account of, any breach by Bancomer of its obligations or duties as Trustee of the Amended PRODEPA Trust.

                 (c) Raintree Cancun covenants and agrees, at its sole cost and expense, to protect, indemnify, reimburse, defend and hold harmless Bancomer from and against any and all liabilities, losses, suits, proceedings, orders, penalties, fines, settlements, judgments, liens, assessments, claims, demands, damages, injuries, obligations, costs, disbursements, expenses or fees of any kind or nature (including, without limitation, attorneys' fees), which may at any time be imposed upon, incurred by or asserted or awarded against Bancomer, arising from or growing out of, any claims by VOC or its members resulting from the breach of the covenant set forth in Section 3(b), provided, however, that this Agreement shall not obligate Raintree Cancun to indemnify Bancomer for, or on account of, any breach by Bancomer of its obligations or duties as Trustee of the Amended NIZUC Trust.

                 (d) For purposes of this Section 4, a party making a claim for indemnity under this Section 4 is hereinafter referred to as an "INDEMNIFIED PARTY" and the party against whom such claim is asserted is hereinafter referred to as an "INDEMNIFYING PARTY". All claims by any Indemnified Party under this Section 4 shall be asserted and resolved in accordance with the provisions of subsections 4(e), (f), (g) and (h).

                 (e) The liabilities, losses, claims, damages, expenses and other items referred to in subsections 4(a), (b) and (c) above, for which the Benefited Parties and Bancomer, respectively, are indemnified and held harmless under this Section 4 shall be reimbursed to the Indemnified Party by the Indemnifying Party, without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, if they have already been incurred, within thirty (30) days after notice from the Indemnified Party, itemizing the amounts incurred to the date of such notice; provided, however, that in the event that there is a dispute between the Indemnified Party and the Indemnifying Party with respect to the amount of any such items, such dispute shall be resolved in accordance with the arbitration provisions in Section 5(d) and the reimbursement of the disputed amounts described above by the Indemnifying Party shall be contingent on the outcome of the arbitration of such dispute.

                 (f) If any claim or demand for which an Indemnifying Party may be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by a third party (in each case, a "CLAIM"), said Indemnified Party shall promptly notify in writing the Indemnifying Party of such Claim stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not affect the rights to indemnity of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced by the absence or delay of the notice. Immediately upon becoming aware of a Claim for which indemnity is or could be sought, the Indemnifying Party shall vigorously and continuously defend against the Claim and any proceedings resulting or derived therefrom (with qualified legal counsel reasonably acceptable to the Indemnified Party and licensed to practice in the jurisdiction in which the Claim is asserted), and shall take all actions necessary or appropriate, including but not limited to the posting of such bond or other security as may be required by any judicial or governmental authority, so as to enable the Claim to be defended without interfering with the conduct of the business of any Indemnified Party. At all times, the Indemnifying Party shall keep the Indemnified Party fully informed of the status of the Claim or any proceedings in connection therewith and shall consult with the Indemnified Party with respect to the defense against the Claim. The Indemnified Party shall have the right (at its own expense) to participate jointly with the Indemnifying Party in the defense of any Claim in connection with the Indemnified Party's claim for indemnity under this Section 4, provided that the Indemnifying Party shall retain the right to direct the defense against the Claim. Except as otherwise provided in subsection 4(h), the Indemnified Party shall not unreasonably withhold its consent to the settlement or resolution of a Claim, provided that the Indemnified Party is not required thereby to incur any present or future cost, expense or monetary loss.

                 (g) The Indemnifying Party may not assume the defense if the named parties to any Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any such case, the Indemnified Party shall have the right to employ counsel (duly qualified as provided in subsection 4(f)) of its choice, at the expense of the Indemnifying Party. Except as otherwise provided in subsection 4(h), upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred,

                          (i)     take such action as the Indemnifying Party
may reasonably request in connection with such action,

                          (ii)    allow the Indemnifying Party to dispute such
action in the name of the Indemnified party and to conduct a defense to such action on behalf of the Indemnified Party, and





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
                          (iii)   render to the Indemnifying Party all such
assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

                 (h) To the extent that any Claim is for, or could result in, an order or judgment requiring any of (i) the rescission or nullification of either of the Condominium Declarations, (ii) the amendments to the Trust Agreements as set forth, respectively, in the Amended PRODEPA Trust or the Amended NIZUC Trust; (iii) the reconveyance or transfer of any of the property that was the subject of either of the Trust Agreements; or (iv) any other modification of any of the Condominium Declarations, the Amended PRODEPA Trust or the Amended NIZUC Trust, to any extent deemed adverse by any Benefited Party (in its sole and absolute discretion), Bancomer shall make whatever payment, restitution, concession, or other arrangement that may be required and permitted under applicable law to avoid any of the consequences described in this subsection 4(h).

         (5)     Miscellaneous Provisions.

                 (a) No delay on the part of any of the Benefited Parties or Bancomer in exercising any of their rights, remedies, powers or privileges under this Agreement, or as otherwise provided at law or in equity, shall operate as a waiver of any such right, remedy, power or privilege, or excuse Bancomer, Raintree Puerto Vallarta or Raintree Cancun, as the case may be, from their obligations hereunder. Any waiver of such right, remedy, power or privilege by the Benefited Parties or Bancomer must be in writing and signed by an authorized agent of the Benefited Parties or Bancomer, as the case may be.

                 (b) All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes upon the earlier of (i) actual receipt if delivered by hand or by commercial courier such as "Federal Express" or "DHL", (ii) receipt by registered or certified mail, postage prepaid, or (iii) upon confirmation of receipt, if by facsimile transmission, to the address (or number) indicated, if to:

         Bancomer:                    Bancomer, S.A.
                                      Av. Universidad No. 1200
                                      Col.  Xoco
                                      C.P. 03339, M,Mexico, D.F.
                                      Fax No. 011-525-621-6633
                                      Attn:   Javier Carbajal, Chief Financial
                                              Officer Miguel Garcia y Garcia,
                                              General Counsel Alejandro
                                              Rodriguez Mirelles, Dir. of
                                              Mergers and Acquisitions

         Starwood Cancun or
         Starwood Puerto Vallarta:    c/o Starwood Lodging Corporation
                                      2231 East Camelback Road
                                      Phoenix, Arizona 85016
                                      Fax No. (602) 852-0984
                                      Attn:  Theodore Darnell
         with a copy to:              Greenberg, Traurig, Hoffman, Lipoff,
                                      Rosen & Quentel
                                      153 East 53rd Street
                                      New York, New York 10022
                                      Fax No. (212) 801-9281
                                      Attn:  Robert Ivanhoe



         Raintree Cancun or
         Raintree Puerto Vallarta:    Pennzoil Place-South Tower
                                      Suite 2310, 711 Louisiana
                                      Houston, Texas 77002
                                      Fax No. (713) 223-5825
                                      Attn:  Douglas Y. Bech


         with a copy to:              Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      Pennzoil Place-South Tower Suite
                                      1900, 711 Louisiana
                                      Houston, Texas 77002
                                      Fax No. (713) 236-0822
                                      Attn:  David S. Peterman


         Other Benefited Parties:     See Exhibit "B" attached hereto.

Any party may designate a change of address by written notice (in accordance with the provisions of this Section) to any other party, received by such other party at least ten (10) days before such change of address is to become effective.

                 (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the liability of each of the undersigned shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

                 (d) This Agreement and the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed by and in accordance with the laws of the State of New York (excluding the principles thereof governing conflicts of law). In the event that any of the parties hereto are unable to resolve any dispute, controversy or claim arising out of or in connection with this Agreement (a "CONTROVERSY"), either party may request in writing that the Controversy be referred to the respective senior level management of each party for decision. Such managers shall meet immediately and attempt in good faith to negotiate a resolution of the Controversy. If the managers are unable to resolve the matter within thirty
(30) days of the written request referring the matter to





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
them, any party may, within thirty (30) days following the end of such thirty
(30) day period, elect to refer the matter to arbitration and the Controversy shall be resolved by binding arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce (the "ICC") then in effect (the "RULES").

                          (i)     There shall be a sole arbitrator selected in
accordance with the Rules. If the parties are unable to agree upon the arbitrator within thirty (30) days of the referral to arbitration, the International Court of Arbitration of the ICC shall make such appointment in accordance with the Rules. The arbitration shall be conducted, and the award shall be rendered, in the English language. The arbitration shall be held in New York, New York.

                          (ii)    Each party shall cooperate with the other
party in making full disclosure of and providing access to all information and documents requested by the other party in connection with such proceedings. The arbitrator shall have the power to order such disclosure. Should a party fail to comply with such order, the arbitrator shall take such refusal into account in determining any award.

                          (iii)   The decision of the arbitrator shall be final
and binding on the parties and shall be the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrator. Judgment upon the award may be entered by any court having jurisdiction thereof. The parties agree to waive any rights of recourse or appeal to any court in connection with any questions of law arising in the course of the arbitration or with respect to any award made except for actions to enforce an award.

                          (iv)    Any monetary award shall be made and payable
in United States Dollars. The arbitrator shall be authorized to grant pre-award and post-award interest at commercial rates without there being any presumption as to whether such interest will be granted. Unless otherwise ordered by the arbitrator, each party shall bear its own costs and fees, including attorneys' fees and expenses. The parties expressly agree that the arbitrator shall have no power to consider or award punitive or exemplary damages.

                          (v)     This agreement to arbitrate shall be binding
upon the successors, assigns, trustee, receiver or executor of each party.

                 (e) Except as expressly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the Benefited Parties and Bancomer and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Bancomer shall not delegate or assign any of its obligations hereunder without the prior written consent of all of the other parties hereto. The respective obligations of Raintree Puerto Vallarta and Raintree Cancun shall be deemed to run with the respective ownership of the beneficial interests in the Puerto Vallarta Timeshare Trust and the Cancun Timeshare Trust. Consequently, if either of such beneficial interests should be transferred, the transferee shall automatically be deemed to have assumed the obligations of its transferor and the transferor shall have no further obligation under this Agreement.





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
                 (f) Any reference in this Agreement to attorneys' fees paid or incurred by any party shall include reasonable and documented paralegals', consultants' or experts' fees and disbursements and costs of litigation, appeals and any other legal or administrative proceeding (including, without limitation, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced or after entry of a final order or judgment).

                 (g) In the event that any Indemnified Party is required to bring any action to enforce the payment or performance of the obligations of any Indemnifying Party, the prevailing party shall be entitled to recover its attorneys' fees.

                 (h) Use of any gender shall include all other genders and words in the singular include the plural, and the plural include the singular.

                 (i) If any provision of this Agreement shall be contrary to the laws of the jurisdiction in which the same shall be sought to be enforced, the illegality or unenforceability of any such provision shall not affect the other terms, covenants and conditions hereof, and the same shall be binding upon the parties hereto with the same force and effect as though such illegal or unenforceable provision were not contained herein.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Signed, sealed and delivered
in the presence of:                  BANCOMER S.A. INSTITUCION DE,
                                     BANCA MULTIPLE GRUPO
                                     FINANCIERO



                                     By:
----------------------------            ----------------------------
                                     Name:
----------------------------              --------------------------
                                     Title:
                                           -------------------------



                                     C.R. RESORTS CANCUN, S. DE R.L. DE C.V.



                                     By:
----------------------------            ----------------------------
                                     Name:
----------------------------              --------------------------
                                     Title:
                                           -------------------------



                                     C.R. RESORTS PUERTO VALLARTA,
                                     S. DE R.L. DE C.V.



                                     By:
----------------------------            ----------------------------
                                     Name:
----------------------------              --------------------------
                                     Title:
                                           -------------------------





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